Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

USANA HEALTH SCIENCES, INC.

SECOND AMENDED AND RESTATED

BYLAWS

OF

USANA HEALTH SCIENCES, INC.

(Effective March 14, 2019)

ARTICLE I
OFFICES

Section 1.01  Principal Office. The principal office of USANA Health Sciences, Inc. (the “Corporation”) in the State of Utah shall be located in such location as the Corporation's Board of Directors (the "Board of Directors") may determine from time to time. The Corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II
SHAREHOLDERS

Section 2.01  Annual Meeting. The annual meeting of the shareholders shall be held on such a date and at a time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.02  Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chair of the Board, the Chief Executive Officer or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, and shall be called by the Chief Executive Officer at the written request of the holders of not less than 1/10th of all outstanding shares of the Corporation entitled to vote at the meeting. Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting requested by shareholders. A special meeting requested by shareholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary unless otherwise prescribed by statute. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if:

(a)            the Board of Directors has called or calls for an annual or special meeting of the shareholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

 (b)            the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law;

 (c)            an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.02(c), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

 (d)            the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

Section 2.03  Place of Meetings. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. An annual meeting or a special meeting of shareholders may be conducted through the use of any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

Section 2.04  Adjournments. Any meeting may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting before the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05  Notice of Meetings. Written notice stating the place (if any), date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, by or at the direction of the Chair of the Board, Chief Executive Officer, the Board of Directors or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

(a)            Electronic Transmission of Notice. Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)            Notice given pursuant to subsection (a) of this section shall be deemed given:

(i)            If by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice;

(ii)            If by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice;

(iii)            If by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)            If by any other form of electronic transmission, when directed to the shareholder.

(c)            An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)            For purposes of these Bylaws (the “Bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.06  Waiver of Notice.

(a)            Written Waiver. A shareholder may waive any notice required by the Utah Revised Business Corporation Act, as amended (the “Act”), the Articles of Incorporation of the Corporation, as amended, (the “Articles of Incorporation”) or these Bylaws, by a writing signed by the shareholder that is entitled to the notice, which has been delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

(b)            Attendance at Meeting. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.07  Record Date.

(a)            Record Date for Meetings and Voting. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 and not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to take action without a meeting, the record date shall be the date that the first shareholder signs a consent to such action.

(b)            Record Date for Other Matters. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing the action relating thereto.

(c)            Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date that is more than 120 days after the date that was fixed for the original meeting.

Section 2.08  Shareholder List. The Corporation shall prepare a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares of capital stock of the Corporation registered in the name of each shareholder. Such list shall be open to the examination of any shareholder in accordance with the Act, for any purpose germane to the meeting, which may be provided: (a) on a reasonably accessible electronic network, and the information required to gain access to such list must be provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any shareholder for any purpose germane to the meeting during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger and the list of shareholders or to vote in person or by proxy at any meeting of shareholders.

Section 2.09  Quorum. At any meeting of shareholders, a majority of the issued and outstanding shares of the Corporation entitled to vote, represented in person or in proxy, shall constitute a quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to such matter. Unless required by the Articles of Incorporation or applicable law, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on such matter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.10  Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, the Chief Executive Officer, or, in his or her absence or inability to act, the officer or director the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary, an assistant secretary or, in their absence or inability to act, the person the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with the applicable law or such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)            the establishment of an agenda or order of business for the meeting;

(b)            the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)            rules and procedures for maintaining order at the meeting and the safety of those present;

(d)            limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e)            restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f)            limitations on the time allotted to questions or comments by participants.

Section 2.11  Voting; Proxies.

(a)               General. Unless otherwise required by law or provided in the Articles of Incorporation, each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such shareholder.

(b)            Shareholder Action. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, action on a matter, other than the election of directors, is approved if the votes cast in person or represented by proxy at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. Unless otherwise required by law, the Articles of Incorporation or Section 3.02 of these Bylaws (with respect to uncontested director elections), the election of directors shall be decided by a plurality of the votes cast at a meeting of the shareholders by the holders of stock entitled to vote in the election.

(c)            Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the shareholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a shareholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. A copy, facsimile transmission, or other reliable reproduction of a writing or transmission authorized by this Section 2.11(c) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.12  Voting Groups. If the Articles of Incorporation or applicable law provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group that is entitled to vote on the matter. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group in person or represented by proxy at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action.

Section 2.13 Action by Shareholders without a Meeting.

(a)          Written Consent. Except for the election of directors and as otherwise limited by applicable law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote on the action were present and voted. Action taken under this section has the same effect as action taken at a meeting of shareholders and may be described as such in any document.

(b)          Post-Consent Notice. Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval by a majority of the shares entitled to vote without a meeting obtained under Section 2.13(a) shall be given at least 10 days before the consummation of the transaction, action, or event that was so authorized to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given. Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for a vote.

(c)            Unanimous Consent for Election of Directors. Notwithstanding subsection (a) of this Section 2.13, directors may not be elected by written consent, unless such consent is executed unanimously by all shares that are entitled to vote for the election of directors.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01  General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02  Number, Tenure and Qualifications. The Board of Directors shall consist of not less than three (3) nor more than 12 members as fixed from time to time by the Board of Directors. In any uncontested election of directors, any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Governance, Nominating & Risk Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting. The Board of Directors will publicly disclose its decision and the rationale therefor following the Board meeting. For purposes of these Bylaws, an “uncontested election of directors” is any election of directors in which the number of nominees for election does not exceed the number of directors to be elected. Unless otherwise required by Section 3.04 of these Bylaws, each director shall hold office until the next annual meeting of shareholders or until the director's earlier death, resignation or removal. However, if a director's term expires, the director shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need be residents of the State of Utah or shareholders of the Corporation. A majority of the fixed number of directors shall be "independent" in accordance with the listing standards of the New York Stock Exchange.

Section 3.03  Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy. If the vacancy is filled by the Board of Directors, it shall be done by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by the sole remaining director.

Section 3.04  Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation; provided that any incumbent director nominee in any uncontested director election that receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must immediately submit his or her offer of resignation for consideration by the Board of Directors in accordance with Section 3.02. Except in cases to which Section 3.02 is applicable, such resignation shall specify whether it will be effective at a particular time, upon receipt by the Corporation or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

Section 3.05  Removal. Except as prohibited by applicable law or the Articles of Incorporation, shareholders holding a majority of the shares then entitled to vote at an election of directors may remove one or more directors with or without cause at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.

Section 3.06  Fees and Expenses. Directors shall receive such fees for their services on the Board of Directors and any committee thereof and such reimbursement of their expenses as may be fixed or determined by the Board of Directors or any committee thereof.

Section 3.07  Regular Meetings. The Board of Directors may provide, by resolution, the day, time and place, either within or without the State of Utah, for the holding of regular meetings without other notice than such resolution.

Section 3.08  Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the lead independent director of the Board of Directors, or the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in Section 3.11 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board or the Chief Executive Officer or lead independent director in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.09  Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10  Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.11  Notices. Subject to Section 3.08, Section 3.10, and Section 3.12 hereof, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.12  Waiver of Notice. Whenever notice to directors is required by applicable law, the Articles of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, and such director does specifically so object promptly upon arrival, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.13  Quorum. Except as otherwise provided by these Bylaws or the Articles of Incorporation, or required by applicable law, the presence of a majority of the total number of directors in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.14  Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, except as provided by the Articles of Incorporation or these Bylaws or as required by applicable law.

Section 3.15  Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law. Action taken under this Section 3.15 has the same effect as action taken at a meeting of the directors and may be described as such in any document.

Section 3.16  Chair of the Board. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors and of shareholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 3.17  Committees. The Board of Directors shall establish the following three standing committees of the Board of Directors: (i) Audit Committee; (ii) Compensation Committee; and (iii) Governance, Risk, and Nominating Committee, each having the authority and responsibilities established by resolution of the Board of Directors and as contained in the respective charters adopted by each such standing committee as the same may be amended and revised by the Board of Directors from time to time. The Board of Directors may designate two or more directors as members of each committee (but in no event will any such committee have fewer than two members) and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation, if any, to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of each such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business, consistent with its charter. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 3.18  Other Committees. In addition to the above three standing committees, the Board of Directors from time to time may establish one or more other committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Members of any such committee shall serve at the pleasure of the Board of Directors. Any such committee may exercise, to the extent specified by the Articles of Incorporation or these Bylaws and authorized by the Board of Directors, the authority of the Board of Directors under Section 16-10a-801 of the Act, except as otherwise provided by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Those sections of this Article III which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

ARTICLE IV
OFFICERS

Section 4.01  Positions and Election. The officers of the Corporation shall be chosen by the Board of Directors and shall include a chief executive officer (the “Chief Executive Officer”), a president (the “President”), a chief financial officer (the “Chief Financial Officer”), a treasurer (the “Treasurer”), and a secretary (the “Secretary”). The Board of Directors, in its discretion, may also elect a chief operating officer and other executive officers, one or more executive vice presidents, vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these Bylaws. In its discretion, the Board of Directors may leave unfilled any office for any such period as it may determine. Any two or more offices may be held by the same person.

Section 4.02  Term of Office; Removal; Resignation. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer may resign at any time, subject to any rights or obligation under any existing contracts between the officer and the Corporation, by giving written notice to the Secretary, the Chief Executive Officer or the Board of Directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.03  Vacancies. Should any vacancy occur among the officers, the position may be filled for the unexpired portion of the term by appointment made by the Board of Directors or as the Board of Directors may direct.

Section 4.04  Chief Executive Officer. If appointed, the Chief Executive Officer shall be the principal executive officer of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the Corporation. The Chief Executive Officer, subject to the provisions of these Bylaws and the control of the Board of Directors, shall have general supervision, direction, and control over the business of the Corporation and over its officers. Unless otherwise directed by the Board of Directors, in the absence of the Chair of the Board, he or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall perform all duties incident to the office of the chief executive officer, and any other duties as may be assigned from time to time to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.05  President. The President, subject to the control of the Board of Directors and under the direction of the Chief Executive Officer, shall participate in the management of the business, affairs and policies of the Corporation. The President shall have the power to sign certificates, contracts, or other instruments on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time. If the Board of Directors has not elected a Chief Executive Officer, the President shall be the principal executive officer of the Corporation. If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers and perform the duties of the Chief Executive Officer.

Section 4.06  Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have primary responsibility for the financial affairs of the corporation. The Chief Financial Officer shall have such powers and perform such additional duties as are incident to the office of the chief financial officer, and as may be assigned by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 4.07  Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 4.08  Treasurer. The Treasurer of the Corporation shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Financial Officer, the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.09  Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officers of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.10  Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 4.11  Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V
INDEMNIFICATION

Section 5.01  Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding), the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

Section 5.02  Mandatory Advancement of Expenses for Directors and Officers. The Corporation shall pay the expenses (including reasonable attorneys’ fees) incurred by a director or officer of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise. Payment of such expenses incurred by such person, may be made by the Corporation to the fullest extent permitted by applicable law, subject to such terms and conditions as the Chief Legal Officer of the Corporation in his or her discretion deems appropriate.

Section 5.03  Voluntary Indemnification of Agents and Employees Who Are Not Directors or Officers. The Board of Directors may indemnify and advance expenses to any employee or agent of the Corporation who is not a director or officer of the Corporation to any extent consistent with public policy, as determined by the general or specific actions of the Board of Directors.

Section 5.04  Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, against any liability and/or expenses that are incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have the power to indemnify such person under applicable law.

Section 5.05  Non-Exclusivity of Rights. The rights conferred on any person by this Article V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act.

Section 5.06  Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.07  Survival of Indemnification and Advancement of Expenses. The indemnification and, to the extent applicable, advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5.08  Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI
STOCK CERTIFICATES AND THEIR TRANSFER

Section 6.01  Issuance of Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 6.02  Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 6.03  Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04  Lost, Stolen, or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01  Corporate Seal. The Board of Directors may provide a corporate seal which may be circular in form and shall have inscribed thereon any designation including the name of the Corporation, the state of incorporation, and the words “Corporate Seal.”

Section 7.02  Amendments. The Board of Directors may amend or repeal these Bylaws at any time. Any amendment which changes the voting or quorum requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater. Subject to the provisions of the Articles of Incorporation, these Bylaws may be amended, altered, or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, either by written consent or at an annual meeting of the shareholders, or at a special meeting of the shareholders, provided, that notice of such amendment, alteration, or repeal shall have been stated in the notice of such annual or special meeting.

Section 7.03  Fiscal Year. The fiscal year of the Corporation shall be established by the Board of Directors.

Section 7.04  Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7.05  Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 16-10a-1601 of the Act. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to Section 16-10a-1602 of the Act.

I hereby certify that the above Amended and Restated Bylaws were adopted and executed by the Corporation as of the date first written above.

USANA Health Sciences, Inc.,
a Utah corporation

By:
Name: Joshua Foukas
Title: Chief Legal Officer and Secretary